Exhibit 2.1

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”) is dated as of May 31, 2013, by and among Gigamon LLC, a Delaware limited liability company (the “Company”), Gigamon Systems LLC, a California limited liability company (“Systems”), Highland Capital Partners VII Limited Partnership, a Delaware limited partnership (“HCP”), Highland Subfund VII-B GGM Limited Partnership, a Delaware limited partnership (“HSVII-B”), Highland Subfund VII-C GGM Limited Partnership, a Delaware limited partnership (“HSVII-C”), and Highland Entrepreneurs’ Fund VII Limited Partnership, a Delaware limited partnership (“HEF” and together with HCP, HSVII-B and HSVII-C, “Highland”). The Company, Systems and Highland are collectively referred to herein as the “Parties” and each individually is referred to herein as a “Party.”

Recitals

WHEREAS, upon the terms and subject to the conditions set forth herein and in accordance with Delaware Law (as defined below), and pursuant to Section 5.4 of the Company LLC Agreement (as defined below), the board of managers of the Company has deemed it advisable to convert, and has approved the conversion of, the Company from a Delaware limited liability company to a Delaware corporation to be named Gigamon Inc. (“Gigamon”) (the “Conversion”) to facilitate the initial public offering (the “Initial Public Offering”) of Gigamon’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to a registration statement on Form S-1 (File No. 333-182662) (the “Registration Statement”);

WHEREAS, pursuant to Section 5.4 of the Company LLC Agreement, the board of managers of the Company has determined that the Conversion shall take the form of a statutory conversion of the Company to a corporation pursuant to the terms and subject to the conditions set forth in this Agreement;

WHEREAS, immediately following the Conversion, Highland Management Partners VII Limited Partnership, the general partner of HSVII-B and HSVII-C, will contribute (the “Contribution”) its interest in each of HSVII-B and HSVII-C to Highland Capital Partners VII-B Limited Partnership and Highland Capital Partners VII-C Limited Partnership, respectively, and withdraw as the general partner of each of HSVII-B and HSVII-C, and as a result of such withdrawal, each of HSVII-B and HSVII-C will dissolve and will distribute its assets in accordance with its partnership agreement (the “Dissolution”);

WHEREAS, pursuant to the terms of an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), at the time determined by the Company, promptly following the Conversion, Contribution and Dissolution and prior to the effectiveness of the Registration Statement, each of Highland Subfund VII-B, Inc., a Delaware corporation, and Highland Subfund VII-C, Inc., a Delaware corporation, shall merge with and into Gigamon and Gigamon shall be the surviving entity in such mergers;

WHEREAS, pursuant to the terms of a Transfer Agreement and Plan of Reorganization, dated as of the date hereof (the “Reorganization Agreement”), at a time determined by the Company promptly following the Conversion and prior to the effectiveness of the Registration Statement, Systems shall transfer substantially all its assets to Gigamon in exchange for shares of Gigamon common stock and Systems shall distribute such shares to its equityholders in connection with the complete liquidation of Systems; and

WHEREAS, the Parties intend for the transactions contemplated by this Agreement, the Merger Agreement and the Reorganization Agreement to be governed by Sections 351 and 368 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

1.1 Definitions.

(a) As used herein, the following terms have the following meanings:

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in San Francisco, California and New York, New York are authorized or required by applicable Law to close.

“Delaware Law” means, collectively, the DGCL and the DLLCA.

“DGCL” means the General Corporation Law of the State of Delaware.

“DLLCA” means the Limited Liability Company Act of the State of Delaware.

“Law” means any law, statute, regulation, rule, permit, license, certificate, judgment, order, award or other legally binding decision or requirement of any arbitrator, court, government or governmental agency or instrumentality (domestic or foreign).

“Material Adverse Effect” means a material adverse effect on the ability of the applicable Merged Entity to consummate the transactions contemplated by the Transaction Documents.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means Gigamon’s Series A Preferred Stock, par value $0.0001, with the rights, preferences and privileges as described in the Certificate of Incorporation.

“Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by a Person.

“Transaction Documents” means this Agreement and the Exhibits attached hereto.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble

Certificate of Conversion	2.1(a)

Certificate of Incorporation	2.1(a)

Closing	2.2

Code	Recitals

Common Stock	Recitals

Company	Preamble

Company LLC Agreement	2.1(g)

Conversion	Recitals

Conversion Effective Time	2.1(a)

Gigamon	Recitals

HCP	Preamble

HEF	Preamble

Highland	Preamble

HSVII-B	Preamble

HSVII-C	Preamble

Initial Public Offering	Recitals

Merger Agreement	Recitals

Parties	Preamble

Party	Preamble

Registration Statement	Recitals

1.2 Other Definitional and Interpretative Provisions. The words “hereof,” “herein,” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, and Exhibits are to Articles, Sections, and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written,” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws,” or to a particular statute or law shall be deemed also to include any and all Laws.

ARTICLE II

The Conversion

2.1 The Conversion.

(a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company shall cause to be filed with the Secretary of State of the State of Delaware (i) a certificate of conversion in the form of Exhibit A attached hereto (the “Certificate of Conversion”) providing for the Conversion, and (ii) a certificate of incorporation of Gigamon in the form of Exhibit B attached hereto (the “Certificate of Incorporation”). The Conversion shall become effective at the time of the filing of the Certificate of Conversion (and the Certificate of Conversion will specify that the Conversion shall be effective immediately upon its filing) as provided under the DGCL (the “Conversion Effective Time”). References to the Company from and after the Conversion Effective Time shall mean Gigamon. It is acknowledged and agreed that the Conversion shall be conducted in accordance with Delaware Law and terms of that certain Restated Limited Liability Company Agreement of the Company, dated as of January 20, 2010 (as amended or otherwise modified from time to time, the “Company LLC Agreement”).

(b) The Conversion shall have the effects set forth under Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Conversion Effective Time, all the properties, rights, privileges and powers of the Company shall vest in Gigamon, and all debts, liabilities, and duties of the Company shall become the debts, liabilities and duties of Gigamon. For the avoidance of doubt, it is hereby acknowledged and agreed that the Conversion shall not limit any rights and obligations of the parties under those certain Investor Rights Agreement, Drag-Along Voting Agreement and Right of First Refusal and Co-Sale Agreement, each dated as of January 20, 2010, by and among the Company, Systems, HCP, HSVII-B, HSVII-C, HEF and the other parties thereto, and the Company’s 2012 Unit Option Plan.

(c) Gigamon shall be initially governed by the Certificate of Incorporation and the bylaws (in the form of Exhibit C attached hereto), in each case until thereafter amended in accordance with the provisions thereof and applicable Law.

(d) Subject to applicable Law, (i) the members of the board of managers of the Company as of the Conversion Effective Time shall be the members of the board of directors of Gigamon and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation, or removal, and (ii) the officers of the Company as of the Conversion Effective Time shall be the officers of Gigamon and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation, or removal.

(e) All of the equity interests of the Company outstanding as of immediately prior to the Conversion Effective Time shall, as of the Conversion Effective Time, by virtue of the Conversion and without any action on the part of any Party hereto or the holder thereof or any other Person, be canceled and extinguished and converted into the right to receive the Common Stock or Preferred Stock, as the case may be, specified in Section 2.1(f). All of such outstanding equity interests of the Company when so converted, shall no longer be outstanding and shall automatically be canceled and the former holders thereof shall cease to have any rights with respect thereto, except the right to receive the Common Stock or Preferred Stock as specified in Section 2.1(f).

(f) At the Conversion Effective Time, (i) each outstanding Common Unit of the Company (as defined in the Company LLC Agreement) immediately prior to the Conversion Effective Time shall, by reason of the Conversion, be converted into one share of Common Stock of Gigamon and (ii) each outstanding Series A Preferred Unit of the Company (as defined in the Company LLC Agreement) immediately prior to the Conversion Effective Time shall, by reason of the Conversion, be converted into one share of Preferred Stock of Gigamon. Upon issuance pursuant to the Conversion, all shares of Common Stock and Preferred Stock of Gigamon will be duly authorized, validly issued, fully paid and non-assessable. Neither any provision of the Transaction Documents nor the consummation of the transactions contemplated thereby will limit, impair or otherwise modify any vesting restrictions or repurchase rights with respect to any equity issued by the Company to any officer or employee of the Company, which vesting restrictions and repurchase rights shall continue to apply to the Common Stock or Preferred Stock of Gigamon issued hereby to any such Persons until the expiration of such vesting restrictions and repurchase rights in accordance with their terms.

(g) As of the Conversion Effective Time, the Company LLC Agreement shall be terminated and of no further force and effect, and no party thereto shall have any further rights, duties or obligations pursuant to the Company LLC Agreement, except that the following provisions of the Company LLC Agreement shall survive the Closing: with respect to any tax matters relating to tax periods of the Company ending on or prior to the Closing, Sections 2.6, 3.3, 3.4, Article IV, and Sections 6.3, 9.2, 9.3 and 10.12. Notwithstanding the foregoing, the termination of the Company LLC Agreement pursuant to this Section 2.1(g) shall not relieve any party thereto from any liability arising in connection with any breach by such party of the Company LLC Agreement prior to Conversion Effective Time.

2.2 Closing. The closing (the “Closing”) of the transactions contemplated hereunder shall take place at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304 on the date hereof. The Closing shall occur upon the Conversion Effective Time. At the Closing:

(a) each of the Parties shall deliver such other documents, instruments and agreements as are required to be delivered by such Party at the Closing pursuant to this Agreement.

(b) the Certificate of Conversion and the Certificate of Incorporation shall be filed pursuant to the terms of Section 2.1.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTIES OTHER THAN THE COMPANY

Each of the Parties, other than the Company, severally and not jointly, represents and warrants to the Company, solely with itself and not with respect to any other Party, that, as of the date hereof:

3.1 Corporate Existence and Power. Such Party is a corporation, limited partnership, or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

3.2 Corporate Authorization. The execution, delivery and performance by such Party of the Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated thereby are within the corporate (or limited liability company or partnership, as applicable) powers and authority, as applicable, of such Party and have been duly authorized by all necessary corporate (or limited liability company or partnership, as applicable) action on the part of such Party. Each of the Transaction Documents to which it is or will be a party constitutes, or will when executed constitute, the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its respective terms, (a) except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws concerning fraudulent conveyances and preferential transfers and (b) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in proceeding at law or in equity).

3.3 Governmental Authorization. The execution, delivery and performance by such Party of each of the Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated thereby require no action, consent or approval by or in respect of, filing with or notice to, any governmental body, agency or official other than the Certificate of Conversion and the Certificate of Incorporation to be filed by the Company and any other such action or filing as to which the failure to make or obtain would not have, individually or in the aggregate, a Material Adverse Effect.

3.4 Noncontravention. The execution, delivery and performance by such Party of any of the Transaction Documents to which it is or will be a party, and the consummation of the transactions contemplated thereby do not and will not (a) violate or conflict with the organizational documents of such Party or any resolution adopted by or action taken by the managing member or members of such Party or (b) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to such Party, except, in the case of clauses (a) or (b), for any such contravention, conflict or violation that would not have, individually or in the aggregate, a Material Adverse Effect on such Party’s ability to consummate the transactions contemplated thereby.

ARTICLE IV

Representations and Warranties of the Company

The Company represents and warrants to each of the other Parties, as of the date hereof, that:

4.1 Limited Liability Company Existence and Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, with full power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

4.2 LLC Authorization. The execution, delivery and performance by the Company of the Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated thereby are within the limited liability company powers and authority of the Company and have been duly authorized by all necessary limited liability company action on the part of the Company. Each of the Transaction Documents to which it is or will be a party constitutes, or will when executed constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, (i) except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws concerning fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4.3 Governmental Authorization. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated thereby require no action, consent or approval by or in respect of, filing with or material notice to, any governmental body, agency or official other than: (1) the filing of the Certificate of Conversion and the Certificate of Incorporation; and (2) any other such action or filing as to which the failure to make or obtain would not have, individually or in the aggregate, a Material Adverse Effect on the ability of the Company.

4.4 Noncontravention. The execution, delivery and performance by the Company of any of the Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated thereby do not and will not (i) violate or conflict with the certificate of formation (or other organizational documents) of the Company or any resolution adopted by or action taken by the managing member or members of the Company, (ii) assuming compliance with the matters referred to in Section 4.3(1), contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Company or (iii) with or without the giving of notice or the lapse of time, or both, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company, or to a loss of any benefit to which the Company is entitled under any provision of any agreement, contract or other instrument to which the Company is a party or by which the Company or its properties or assets are bound, except, in the case of clauses (ii) or (iii), for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that would not have, individually or in the aggregate, a Material Adverse Effect on the ability of the Company to consummate the transactions contemplated by the Transaction Documents.

4.5 Distributions. Prior to the Conversion, the Company has distributed to each of its members, pro rata based on their respective ownership interests in the Company, the members payable balance, as approved by the board of managers of the Company in accordance with Section 3.1 of the Company LLC Agreement, for the period ending April 30, 2013 and has made, or will make, all other distributions to its members as required by the Company LLC Agreement in connection with the Conversion.

ARTICLE V

Covenants of the Parties

Each of the Parties hereto agrees that:

5.1 Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each Party will use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by any of the Transaction Documents. Each Party shall execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or appropriate in order to consummate or implement expeditiously the transactions contemplated by any of the Transaction Documents.

5.2 Public Announcements. Other than the Company, none of the other Parties hereto may issue any press release or make any public statement with respect to any Transaction Document or the transactions contemplated thereby.

5.3 Tax Treatment. The Parties agree to treat, for U.S. federal, state and local tax purposes, the transactions contemplated by this Agreement, the Merger Agreement and the Reorganization Agreement as governed by Sections 351 and 368 of Code and to report consistently with such treatment for all U.S. federal, state and local tax purposes. Each Party hereto has consulted with and is relying on its own tax counsel with respect to the tax consequences of the transactions contemplated by this Agreement, the Merger Agreement and the Reorganization Agreement.

ARTICLE VI

Survival

6.1 Survival. None of the representations and warranties of any of the Parties hereto contained in this Agreement shall survive the Closing Date, except that the representations and warranties contained in Section 3.1, Section 3.2 and Article IV shall survive until the latest date permitted by Law. Except as specifically set forth in the preceding sentence, no other representation or warranty of any party set forth in this Agreement will survive the Closing, and no party will have any rights or remedies after the Closing with respect to any misrepresentation of or inaccuracy in any such representation or warranty. Except as otherwise provided in this Agreement, the covenants and agreements of the Parties contained in this Agreement shall survive Closing and shall continue in full force and effect indefinitely or for the shorter period specified in this Agreement. If the Certificate of Conversion has not been filed prior to July 31, 2013, this Agreement shall automatically terminate and none of the covenants and agreements of the Parties contained in this Agreement shall survive such termination.

ARTICLE VII

Miscellaneous

7.1 Notices.

(a) All notices, requests, or consents required or permitted to be given under this Agreement must be in writing and shall be deemed to have been given (i) three (3) days after the date mailed by registered or certified mail, addressed to the recipient, with return receipt requested, (ii) upon delivery to the recipient in person or by courier, or (iii) upon receipt of a facsimile transmission by the recipient. Such notices, requests and consents shall be given, if to Highland, to:

c/o Highland Capital Partners

One Broadway, 16th Floor

Cambridge, MA 02142

Attention: Pat Cammarata General Counsel

with copies (which shall not constitute notice) to:

Wilmer, Cutler, Pickering, Hale and Dorr, LLP

60 State Street

Boston, MA 02109

Attention: Sarah Rothermel, Esq.

Facsimile: (617)-526-5000

if to Systems, to:

c/o Gigamon LLC

598 Gibraltar Drive

Milpitas, California 95035

Attention: Ted Ho

with copies (which shall not constitute notice) to:

Sheppard Mullin Richter & Hampton LLP

379 Lytton Avenue

Palo Alto, CA 94301-1432

Attention: David Lee, Esq.

Facsimile: (650) 815-4670

If to the Company, to:

c/o Gigamon LLC

598 Gibraltar Drive

Milpitas, California 95035

Attention: Chief Financial Officer

with copies (which shall not constitute notice) to:

Wilson, Sonsini, Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Attention: Rezwan D. Pavri, Esq.

Facsimile: (650) 493-6811

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties.

Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Without limiting the manner by which notice otherwise may be given effectively to the Parties pursuant to this Agreement, any notice to the Parties given by the Company under any provision of this Agreement shall be effective if given by a form of electronic transmission consented to by the Party to whom the notice is given. Any such consent shall be revocable by such Party by written notice to the Company.

(b) Any notice given pursuant to the preceding paragraph shall be deemed given:

(1) if by electronic mail, when directed to an electronic mail address at which the Party has consented to receive notice;

(2) if by a posting on an electronic network together with separate notice to the Party of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(3) if by any other form of electronic transmission, when directed to the Party.

(c) An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud or willful misconduct, be prima facie evidence of the facts stated therein.

(d) An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

7.2 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that from and after such time as the Registration Statement has been declared effective the obligations of the Company to effect the Conversion and take any other actions in connection therewith may not be amended or waived.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.3 Expenses. Except to the extent otherwise expressly provided for in any of the Transaction Documents, all costs and expenses incurred by any Party in connection with the negotiation, preparation, execution and delivery of this Agreement and the Transaction Documents and the consummation of the Closing shall be paid by the Party incurring such costs or expenses.

7.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

7.5 Governing Law. This Agreement is governed by and shall be construed in accordance with Delaware Law, exclusive of its conflict-of-laws principles. In the event of a conflict between the provisions of this Agreement and any provision of the Certificate or the Act, the applicable provision of this Agreement shall control, to the extent permitted by law.

7.6 Consent to Jurisdiction. The parties to this Agreement hereby consent to the non-exclusive jurisdiction of the courts of the State of California in connection with any matter or dispute arising under this Agreement.

7.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.8 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Each Transaction Document shall become effective when each party thereto shall have received a counterpart thereof signed by the other party thereto. No Transaction Document is intended to confer upon any Person other than the parties thereto any rights or remedies hereunder.

7.9 Entire Agreement. Except as provided in Section 2.1(g), the Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto.

7.10 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.

[Remainder of page intentionally left blank; next page is signature page]

IN WITNESS WHEREOF, the parties hereto have caused this Conversion Agreement to be duly executed as of the day and year first above-written.

GIGAMON LLC

By:	/s/ Paul B. Shinn
Name:	Paul B. Shinn
Title:	General Counsel

[Conversion Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Conversion Agreement to be duly executed as of the day and year first above-written.

GIGAMON SYSTEMS LLC

By:	/s/ Ted Ho
Name:	Ted Ho
Title:	Managing Member

[Conversion Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Conversion Agreement to be duly executed as of the day and year first above-written.

HIGHLAND CAPITAL PARTNERS VII LIMITED PARTNERSHIP

By: Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC, its General Partner

By:	/s/ Kathleen A. Barry
Authorized Manager

[Conversion Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Conversion Agreement to be duly executed as of the day and year first above-written.

HIGHLAND SUBFUND VII-B GGM LIMITED PARTNERSHIP

By: Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC, its General Partner

By:	/s/ Kathleen A. Barry
Authorized Manager

[Conversion Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Conversion Agreement to be duly executed as of the day and year first above-written.

HIGHLAND SUBFUND VII-C GGM LIMITED PARTNERSHIP

By: Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC, its General Partner

By:	/s/ Kathleen A. Barry
Authorized Manager

[Conversion Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Conversion Agreement to be duly executed as of the day and year first above-written.

HIGHLAND ENTREPRENEURS’ FUND VII LIMITED PARTNERSHIP

By: Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC, its General Partner

By:	/s/ Kathleen A. Barry
Authorized Manager

[Conversion Agreement]

EXHIBIT A TO CONVERSION AGREEMENT

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

OF

GIGAMON LLC

FROM A LIMITED LIABILITY COMPANY TO

A CORPORATION PURSUANT TO SECTION 265

OF THE DELAWARE GENERAL CORPORATION LAW

FIRST:	The jurisdiction where the Limited Liability Company was first formed is the State of Delaware.

SECOND:	The jurisdiction where the Limited Liability Company was formed immediately prior to filing this Certificate of Conversion is the State of Delaware.

THIRD:	The date the Limited Liability Company was first formed is January 2, 2009.

FOURTH:	The name of the Limited Liability Company immediately prior to filing this Certificate of Conversion is Gigamon LLC.

FIFTH:	The name of the Corporation as set forth in the Certificate of Incorporation is Gigamon Inc.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned, being duly authorized to sign on behalf of the converting Limited Liability Company, has executed this Certificate of Conversion on the     day of         , 2013.

GIGAMON LLC,
a Delaware limited liability company

By:

Name:	Paul Shinn

Title:	Secretary and General Counsel

[Gigamon LLC – Certificate of Conversion]

Exhibit B

Certificate of Incorporation in the form filed with the Registration Statement

Exhibit C

Bylaws in the form filed with the Registration Statement